EXHIBIT 32.2
MACKINAC FINANCIAL CORPORATION
CERTIFICATION PERSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C § 1350, and accompanies the annual report on Form 10-K for the year ended December 31, 2007, (the “Form 10-K”) of Mackinac Financial Corporation (the “Issuer”).
     I, Ernie R. Krueger, Executive Vice President/Chief Financial Officer of the Issuer, certify that:
(1)	The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Date: March 31, 2008	/s/ Ernie R. Krueger
Ernie R. Krueger
Executive Vice President/ Chief Financial Officer (chief financial officer)